UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

STANWICH ASSET ACCEPTANCE COMPANY, L.L.C. (as seller under a Pooling and Servicing Agreement, dated as of April 1, 2007, providing for, inter alia, the issuance of Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset-Backed Pass-Through Certificates)

STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.,
on behalf of Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset-Backed Pass-Through Certificates
(Exact name of registrant as specified in its charter)

Delaware	333-139507-01	20-2698835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Seven Greenwich Office Park 599 West Putnam Avenue Greenwich, Connecticut	06830
(Address of principal executive office)	(Zip Code)

(203) 661-6186
(Registrant's telephone number, including area code )

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Section 6 - Asset-Backed Securities

ITEM 6.02. Change in Servicer or Trustee

On May 1, 2007, Fremont Investment & Loan transferred the servicing of mortgage loans with respect to the Carrington Mortgage Loan Trust, Series 2007-FRE1, to EMC Mortgage Corporation. Prior to May 1, 2007, the Mortgage Loans were serviced by Fremont Investment & Loan pursuant to the Mortgage Loan Servicing Rights Purchase and Interim Subservicing Agreement dated April 1, 2007 between EMC Mortgage Corporation and Fremont Investment & Loan.

All disclosure required by Item 1108(a)(3) of Regulation AB (17 C.F.R. Sections 229.1100 - 229.1123) with respect to EMC Mortgage Corporation, as servicer, is provided in the prospectus filed pursuant to Rule 424 of the Securities Act of 1933, as amended, on April 5, 2007 under the same Central Index Key (CIK) as this periodic report on Form 8-K.

EMC Mortgage Corporation will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement, among Stanwich Asset Acceptance Company, L.L.C., EMC Mortgage Corporation and Wells Fargo Bank, N.A., a copy of which was filed as Exhibit 10.1 pursuant to Form 8-K on April 19, 2007 under the same Central Index Key (CIK) as this periodic report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

By: /s/ Bruce M. Rose
Name: Bruce M. Rose
Title: President

Dated: May 1, 2007